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                                                                    EXHIBIT 10.4

                            FIFTH AMENDMENT AGREEMENT

         This Fifth Amendment Agreement, dated as of March 26, 2001 (this "Agreement"), is among WESTPOINT STEVENS INC., a Delaware corporation (the "Borrower"), WESTPOINT STEVENS (UK) LIMITED, WESTPOINT STEVENS (EUROPE) LIMITED, each of the Banks signatories hereto, and BANK OF AMERICA, N.A., as Administrative Agent (the "Agent").

                                    RECITALS:

         A. Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of June 9, 1998 among the Borrower, WestPoint Stevens (UK) Limited and WestPoint Stevens (Europe) Limited (collectively, the "Foreign Borrowers"), the lending and financial institutions party thereto (the "Original Banks"), and the Agent, as amended by that certain letter agreement dated as of June 10, 1998 among the Borrower, the Foreign Borrowers, the Existing Banks, and the Agent (as amended, the "Original Credit Agreement"), the Original Banks agreed to make revolving loan and letter of credit facilities available to the Borrower and the Foreign Borrowers.

         B. Pursuant to that certain Amendment Agreement (the "First Amendment"), dated as of July 31, 1998, by and among the Borrower, the Foreign Borrowers, the Original Banks parties thereto, the Agent, and National Westminster Bank PLC ("Natwest"), the Original Credit Agreement was amended to increase the aggregate Revolving Committed Amount from $550,000,000 to $575,000,000, and to add Natwest as a Bank under the Original Credit Agreement (as amended by the First Amendment, the "First Amended Credit Agreement").

         C. Pursuant to that certain Second Amendment Agreement (the "Second Amendment"), dated as of May 20, 1999, by and among the Borrower, the Foreign Borrowers, the Banks parties thereto, and the Agent, the First Amended Credit Agreement was amended to increase the aggregate Revolving Committed Amount to $800,000,000 by increasing the Revolving Commitment of certain consenting Banks (as amended by the Second Amendment, the "Second Amended Credit Agreement").

         D. Pursuant to that certain Third Amendment Agreement (the "Third Amendment"), dated as of May 30, 2000, by and among the Borrower, the Foreign Borrowers, the Banks parties thereto, and the Agent, the Second Amended Credit Agreement was amended by further modifying the Revolving Committed Amount in section 2.1 and by adding certain financial covenants in section 7.11 (as amended by the Third Amendment, the "Third Amended Credit Agreement").

         E. Pursuant to that certain Fourth Amendment Agreement (the "Fourth Amendment"), dated as of December 31, 2000, by and among the Borrower, the Foreign Borrowers, the Banks parties thereto, and the Agent, certain financial covenants, definitions and other terms of the Third Amended Credit Agreement were amended.

         F. By separate letter agreements dated June, 30, 1998, October 7, 1998, March 16, 1999, August 31, 1999, and November 15, 1999, the Borrower, the Foreign Borrowers, the

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Required Banks, and the Agent have amended the definitions of the terms "Maximum
Restricted Payment Amount" and "Minimum Consolidated Net Worth" on four occasions (the "Letter Amendments"). The Original Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Letter Amendments shall be referred to as the "Existing Credit Agreement".

         G. The Borrower and the Foreign Borrowers have requested that the Required Banks agree to make certain additional amendments to the Existing Credit Agreement.

         NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

         SUBPART 1.1                Certain Definitions. Unless otherwise
defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the following meanings:

                  "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

                  "Effective Date" shall mean March 26, 2001 subject to the occurrence of each of the conditions set forth in Subpart 3.1.

         SUBPART 1.2                Other Definitions. Unless otherwise defined
herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

         SUBPART 2.1                Amendment of Definition of Excluded Asset
Disposition. Section 1.1 of the Existing Credit Agreement is amended by revising the definition of "Excluded Asset Disposition" to read in its entirety as follows:

                  "Excluded Asset Disposition" means (i) the sale, conveyance or other contribution of applicable Transferred Assets by Finco or any Consolidated Party as part of any Permitted Receivables Financing, (ii) any Asset Disposition by any Consolidated Party to any Credit Party other than the Borrower if the Credit Parties shall cause to be


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         executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 2.2 and 2.3 of the Collateral Trust Agreement, (iii) any sale or other disposition of the Excluded Property (as defined in the Collateral Trust Agreement), and (iv) the sale, conveyance or other disposition of such other assets in other transactions provided that the aggregate consideration received in all such other transactions by any Consolidated Party does not exceed $20,000,000 in the aggregate from and after the Closing Date and after giving effect to such Asset Disposition; provided, however, in each instance referred to in subsection (iv) hereof, (a) after giving effect to such Asset Disposition, no Default or Event of Default exists, and
         (b) the aggregate consideration received by the Consolidated Parties in connection with such Asset Disposition shall be reasonably equivalent in value to the properties sold, conveyed or otherwise disposed of.

         SUBPART 2.2                Amendment to Definition of Funded
Indebtedness. Section 1.1 of the Existing Credit Agreement is amended by adding the following sentence to the end of the definition of the term "Funded Indebtedness": "For the avoidance of doubt, the Permitted Receivables Financing shall constitute Funded Indebtedness for the purposes hereof."

         SUBPART 2.3                Amendment to Definition of Permitted
Receivables Financing. Section 1.1 of the Existing Credit Agreement is amended by adding the following sentence to the end of the definition of the term "Permitted Receivables Financing": "Subject to compliance with section 8.1(f), for purposes hereof, Permitted Receivables Financing shall include, without duplication, Expanded Permitted Receivables Financing."

         SUBPART 2.4                Deletion of Obsolete Definitions. Section
1.1 of the Existing Credit Agreement is amended by deleting in their entirety each of the following definitions which are no longer used in the Existing Credit Agreement: "Maximum Restricted Payment Amount" and "Rate Adjustment Ratio".

         SUBPART 2.5                Addition of New Definitions in Section 1.1.
Section 1.1 of the Existing Credit Agreement is further amended by adding each of the following definitions in the appropriate alphabetical order:

                  "Additional Permitted Receivables Financing Amount" means the maximum amount by which the committed amount of any Expanded Permitted Receivables Financing exceeds at any time $160,000,000.

                  "Expanded Permitted Receivables Financing" means any Permitted Receivables Financing the committed amount of which is in excess of $160,000,000 at any time.

                  "Calculation Date" means the date which is five Business Days after the date by which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties.

The definition of "Calculation Date" was inadvertently deleted in the Fourth Amendment Agreement when the definition of "Applicable Percentage" was amended.


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         SUBPART 2.6                Amendment to Section 2.1(a). Section 2.1(a)
of the Existing Credit Agreement is amended to read in its entirety as follows:

                  (a)      Revolving Commitment.

                  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Bank severally agrees to make available to the Borrower such Bank's Revolving Commitment Percentage (as set forth on Schedule 2.1(a)) of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed (i) at any time prior to August 1, 2001, EIGHT HUNDRED MILLION DOLLARS ($800,000,000) less the Additional Permitted Receivables Financing Amount; (ii) from and after August 1, 2001 through and including October 31, 2001, SEVEN HUNDRED SEVENTY-FIVE MILLION DOLLARS ($775,000,000) less the Additional Permitted Receivables Financing Amount; (iii) from and after November 1, 2001 through and including January 31, 2002, SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000), less the Additional Permitted Receivables Financing Amount; (iv) from and after February 1, 2002 through and including June 30, 2002, SEVEN HUNDRED TWENTY-FIVE MILLION DOLLARS ($725,000,000), less the Additional Permitted Receivables Financing Amount; (v) from and after July 1, 2002 through and including October 31, 2002, SEVEN HUNDRED MILLION DOLLARS ($700,000,000), less the Additional Permitted Receivables Financing Amount; (vi) from and after November 1, 2002 through and including January 31, 2003, SIX HUNDRED SEVENTY-FIVE MILLION DOLLARS ($675,000,000), less the Additional Permitted Receivables Financing Amount; (vii) from and after February 1, 2003 through and including June 30, 2003, SIX HUNDRED FIFTY MILLION DOLLARS ($650,000,000), less the Additional Permitted Receivables Financing Amount; (viii) from and after July 1, 2003 through and including October 31, 2003, SIX HUNDRED TWENTY-FIVE MILLION DOLLARS ($625,000,000), less the Additional Permitted Receivables Financing Amount; and (ix) from and after November 1, 2003, SIX HUNDRED MILLION DOLLARS ($600,000,000), less the Additional Permitted Receivables Financing Amount (as such aggregate maximum amounts may be reduced from time to time as provided herein or further reduced as required by Section 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each Bank individually, such Bank's outstanding Revolving Loans shall not exceed such Bank's Revolving Commitment, (ii) with regard to the Banks collectively, the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of Competitive Loans plus the Dollar Amount of the aggregate outstanding principal amount of Foreign Currency Loans, plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount then in effect. Revolving Loans may consist of Base Rate Loans or Eurocurrency Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than eight (8) Eurocurrency Loans shall be outstanding under this
         Section 2.1 at any time (it


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         being understood that, for purposes hereof, Eurocurrency Loans with different Interest Periods shall be considered as separate Eurocurrency Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurocurrency Loan with a single Interest Period). Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

         SUBPART 2.7                Amendment to Section 3.4(b). Section 3.4(b)
of the Existing Credit Agreement is amended to read in its entirety as follows:

                  (b) Mandatory Reductions. On any date that the Loans are required to be prepaid pursuant to the terms of Section 3.3(b)(ii), the Revolving Committed Amount automatically shall be permanently reduced by the amount of such required prepayment and/or reduction. In addition, in the event of any Expanded Permitted Receivables Financing, then the Revolving Committed Amount then in effect shall automatically and immediately be permanently reduced dollar-for-dollar by the Additional Permitted Receivables Financing Amount.

As an example of the operation of this provision, if the Revolving Committed Amount has been reduced to $775 million as a result of the mandatory reductions under amended section 2.1(a), and thereafter the Borrower obtains Expanded Permitted Receivables Financing of $190 million, then the Revolving Committed Amount would be further reduced from $775 million to $745 million. As a second example of the operation of this provision, if the prevailing Revolving Committed Amount is $800 million because no mandatory reduction has yet occurred under section 2.1(a), and the Borrower obtains Expanded Permitted Receivables Financing of $190 million, then the Revolving Committed Amount would immediately and permanently reduce by $30 million (the Additional Permitted Receivables Financing Amount in this example) to $770 million; at the scheduled mandatory reduction of the Revolving Committed Amount on August 1, 2001, the required reduction of $25 million in the then existing Revolving Committed Amount would reduce the Revolving Committed Amount further to $745 million. Each subsequent scheduled reduction would also further reduce the Revolving Committed Amount by an additional $25 million.

         SUBPART 2.8                Amendment of Section 3.5(b). Section 3.5(b)
of the Existing Credit Agreement is amended to read in its entirety as follows:

                  (b) Facility Fee. In consideration of the Revolving Commitments of the Banks hereunder, the Borrower agrees to pay to the Agent for the account of each Bank a fee (the "Facility Fee") on the Revolving Committed Amount computed at a per annum rate of (i) 0.25% prior to April 1, 2001, and (ii) 0.50% from and after April 1, 2001; provided, however, from and after December 31, 2002, during any fiscal quarter in which the ratio of Balance Sheet Debt to Consolidated EBITDA is less than 3.75 to 1.0, then the Facility Fee for such fiscal quarter shall be computed at a rate of 0.375%. The Facility Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4(a) or


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         (b)) and the Maturity Date for the immediately preceding quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

         SUBPART 2.9                Amendment of Section 7.1(n). Section 7.1(n)
of the Existing Credit Agreement is amended in its entirety to read as follows:

                  (n)      Monthly Financial Information.  The Borrower shall:

                           (i) furnish or cause to be furnished to the Agent and each of the Banks a consolidated balance sheet and income statement of the Consolidated Parties as of the end of each month, together with related consolidated statements of cash flow, by the twentieth (20th) calendar day of each fiscal month, with respect to the preceding fiscal month; provided, however, at the end of each of the first three fiscal quarters of the fiscal year, the Borrower shall provide such consolidated balance sheet, income statement and statement of cash flow by the forty-fifth (45th) calendar day after the end of such fiscal quarter; and provided, further, at the end of the fourth fiscal quarter of any fiscal year, the Borrower shall provide such consolidated statements by the ninety-fifth
                  (95th) calendar day after the end of the fiscal year;

                           (ii) furnish or cause to be furnished to the Agent and each of the Banks, by the twentieth (20th) calendar day of each fiscal month, a calculation (as of the end of such preceding fiscal month) of the Consolidated EBITDA for the most recent fiscal month and the preceding twelve fiscal months; provided, however, at the end of each of the first three fiscal quarters of the fiscal year, the Borrower shall provide such calculation by the forty-fifth (45th) calendar day after the end of such fiscal quarter; and provided, further, at the end of the fourth fiscal quarter of any fiscal year, the Borrower shall provide such calculation by the ninety-fifth (95th) calendar day after the end of the fiscal year; and

                           (iii) by 5:00 p.m. (Eastern time) on Wednesday of each week, (1) a summary statement of the cash inflows and cash outflows of the Consolidated Parties for the prior week,
                  (2) cash flow projections for the Consolidated Parties for the next succeeding 13 weeks, and (3) a schedule summarizing all of the Funded Indebtedness of the Credit Parties.

                  All such financial information described in this section 7.1(n) shall be in form and detail reasonably satisfactory to the Agent. The monthly financial statements delivered pursuant to section 7.1(n)(i) shall be accompanied by a certificate of the chief financial officer, treasurer or controller of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

         SUBPART 2.10               Amendment of Section 7.11(c). Section
7.11(c) of the Existing Credit Agreement is amended to read in its entirety as follows:


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                  (c)      Interest Coverage Ratio. Have at the end of each
         fiscal quarter an Interest Coverage Ratio which is not less than 2.00 to 1.00; provided, however, that for the fiscal quarters ending nearest June 30, 2001 and September 30, 2001, have at the end of each such fiscal quarter an Interest Coverage Ratio which is not less than 1.90 to 1.00.

         SUBPART 2.11               Amendment of Section 7.11(d). Section
7.11(d) of the Existing Credit Agreement is amended to read in its entirety as follows:

                  (d) Balance Sheet Debt to Consolidated EBITDA Ratio. Have at the end of each fiscal quarter a ratio of Balance Sheet Debt on such date to Consolidated EBITDA for the four (4) fiscal quarters ending on such date of (i) not more than 6.25 to 1.0 for the fiscal quarter ending on or about March 31, 2001, (ii) not more than 6.75 to 1.0 for the fiscal quarter ending on or about June 30, 2001, (iii) not more than 6.35 to 1.0 for the fiscal quarter ending on or about September 30, 2001, (iv) not more than 5.50 to 1.0 for each of the fiscal quarters ending on or about December 31, 2001 and March 31, 2002, respectively, (v) not more than 5.00 to 1.0 for each of the fiscal quarters ending on or about June 30, 2002 and September 30, 2002, respectively, (vi) not more than 4.50 to 1.0 for the fiscal quarter ending on or about December 31, 2002, and (vii) not more than 4.25 to
         1.0 for any fiscal quarter ending after December 31, 2002.

         SUBPART 2.12               Amendment of Section 8.1(f). Section 8.1(f)
of the Existing Credit Agreement is amended to read in its entirety as follows:

                  (f) obligations of the Borrower or any of its Subsidiaries in connection with any Permitted Receivables Financing up to $160,000,000 in the aggregate committed amount any time; provided, that the Borrower may, upon at least five Business Days' advance written notice to the Agent, incur Expanded Permitted Receivables Financing of up to $200,000,000 as long as (i) simultaneously with such notice the Borrower provides notice under Section 3.4(a) that it is permanently reducing the Revolving Committed Amount then in effect by the Additional Permitted Receivables Financing Amount, and (ii) such Receivables Financier providing the Expanded Permitted Receivables Financing is one of the Banks or an Affiliate of one of the Banks;[.]

         SUBPART 2.13               Amendment of Section 8.6(a). Section
8.6(a)(iii) of the Existing Credit Agreement is amended to read in its entirety as follows:

                  (iii) for investments that are Capital Expenditures; provided, however, that such Capital Expenditures are made in the ordinary course of the Consolidated Parties' business and in a manner not materially inconsistent with the Annual Budget; and, provided further, that the Borrower will not permit Capital Expenditures of the Consolidated Parties to exceed, in the aggregate, (x) $85 million during the fiscal year 2001, and (y) for any fiscal year thereafter, $65 million plus up to $20 million of any unused Capital Expenditures from the prior year; and, provided further, that neither the Borrower nor any of its Subsidiaries shall make such an investment in a Subsidiary other than a Credit Party except as permitted by Section 8.6(a)(viii), [.]


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         SUBPART 2.14               Amendment of Section 8.7. Section 8.7 of the
Existing Credit Agreement is amended by revising the third sentence thereof to read as follows:

                  The permitted Restricted Equity Payments described in this
         Section 8.7 may be made by the Borrower or its Subsidiaries only if (i) no Default or Event of Default shall have occurred and be continuing at the date of the proposed Restricted Equity Payment or the declaration of any dividend relating thereto or after giving effect to such Restricted Equity Payment, and (ii) at the time or after giving effect to such Restricted Equity Payment, the Borrower has an Interest Coverage Ratio, calculated as of the most recently ended fiscal quarter, that is equal to or greater than (x) 2.0 to 1.0 for each of the first three fiscal quarters of fiscal year 2001, and (y) 2.25 to
         1.0 for each fiscal quarter thereafter.

The remainder of section 8.7 shall remain unchanged.

         SUBPART 2.15               Amendment of Section 8.12. Section 8.12 of
the Existing Credit Agreement is amended to read in its entirety as follows:

                  The Borrower will not permit any Consolidated Party, directly or indirectly, to become or remain liable as lessee or as guarantor or other surety with respect to any lease of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party, or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease, unless such transaction is structured as a Synthetic Lease or Operating Lease and
         (w) the aggregate consideration to be received by such Consolidated Party on account of its sale, transfer or other disposition of such Property shall not be less than the fair market value for such property and shall be in the form of cash or cash equivalents, (x) no later than 10 Business Days prior to such sale, transfer or other disposition, the Agent and the Banks shall have received a certificate of an officer of the Borrower specifying the anticipated or actual date of such transaction, briefly describing the Property to be sold, transferred or disposed of, and the estimated Net Cash Proceeds to be received for such Property, (y) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a pro forma basis to such transaction, no Default or Event of Default would exist hereunder, and (z) within the period of 5 Business Days following the consummation of such sale, transfer or other disposition, the Borrower shall (or cause its Subsidiaries to) prepay the Loans in an amount equal to the Net Cash Proceeds received in connection with such sale, transfer or other disposition and simultaneously provide the Agent notice under Section 3.4(a) that it is permanently reducing the Revolving Committed Amount then in effect by the amount of such Net Cash Proceeds; provided, however, the aggregate consideration received in all such transactions by any Consolidated Party shall not exceed $50,000,000 in the aggregate from and after the Closing Date and after giving effect to each such transaction. In case of any conflict between this section and section 8.5 in the instance of any Sale Leaseback Transaction, section 8.12 shall control. Notwithstanding any other provision hereof, no


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         sale, transfer or other conveyance of Property as part of a Sale
         Leaseback Transaction shall constitute an Excluded Asset Disposition.

         Section 2.16 Amendment of Section 11.3. Section 11.3 of the Existing Credit Agreement is amended by (i) deleting in its entirety subsection 11.3(b)(ii) in the Existing Credit Agreement, (ii) re-numbering existing subsection 11.3(b)(iii) as subsection 11.3(b)(ii), and (iii) and re-numbering existing subsection 11.3(iv) as subsection 11.3(b)(iii).

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1                Effective Date. The amendments made by this
Agreement shall be and become effective as of the Effective Date when (i) all of the conditions set forth in this Subpart 3.1 shall have been satisfied, and (ii) the Required Banks, the Borrower, and the Foreign Borrowers shall have duly executed counterparts of this Agreement and provided original copies thereof to the Agent.

                  SUBPART 3.1.1.             Closing Certificate. The Agent
         shall have received a certificate from the Borrower and the Foreign Borrowers certifying that (i) after giving effect to this Fifth Amendment Agreement, no Default or Event of Default exists as of the Effective Date, and (ii) the representations and warranties of the Borrower and the Foreign Borrowers made in or pursuant to the Credit Documents are true in all material respects on and as of the Effective Date.

                  SUBPART 3.1.2.             Guarantors Consent. Each of the
         Guarantors shall have executed the Consent included in the signature pages of this Agreement, and the Agent shall have received such Consent executed by each Guarantor.

                  SUBPART 3.1.3.             Corporate Action. The Borrower
         shall deliver to the Agent certified copies of all corporate action taken by each Credit Party approving this Agreement and each of the documents executed and delivered in connection herewith (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Credit Party adopted in respect of the transactions contemplated by this Agreement.)

                  SUBPART 3.1.4.             Documentation. The Existing Banks
         and the Agent shall have received all information, and such counterpart originals or such certified or other copies of such originals, as they may reasonably request. The Agent shall have received executed counterparts of all related documentation. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to the counsel for the Agent.

                  SUBPART 3.1.5.             Amendment Fee. An amendment fee of
         25 basis points ($2,000,000) of the Revolving Committed Amount shall be paid pro rata to those Banks executing and delivering this Agreement to the Agent prior to 5:00 p.m. Eastern time on March 26, 2001.


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

                  SUBPART 3.1.6.             Pledge Agreement. The Borrower
         shall have executed and delivered to the Agent a Third Amended and Restated Stock Pledge Agreement in substantially the form as that attached as Exhibit A hereto.

                                     PART IV
                                  MISCELLANEOUS

         SUBPART 4.1                Cross-References. References in this
Agreement to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement.

         SUBPART 4.2                Instrument Pursuant to Existing Credit
Agreement. This Agreement is a document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         SUBPART 4.3                Credit Documents. Each of the Borrower and
the Foreign Borrowers hereby confirms and agrees that the Credit Documents are, and shall continue to be, in full force and effect, except as amended hereby, except that, on and after the Effective Date, references in each Credit Document to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement.

         SUBPART 4.4                Representations and Warranties. Each of the
Borrower and the Foreign Borrowers hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement,
(iii) it has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, (iv) the representations and warranties contained in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date or those which relate to specific schedules, the changes to which do not represent a Material Adverse Effect), (v) no event of default under any other agreement, document or instrument to which it is a party will occur as a result of the transactions contemplated hereby, and (vi) as of the date of, and giving effect to, this Agreement, no Event of Default or Defaults exists.

         SUBPART 4.5                Costs and Expenses. The Borrower hereby
agrees to pay on demand all costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Agent) incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Agreement and the enforcement or preservation of any rights and remedies of the Banks and the Agent hereunder.

         SUBPART 4.6                Counterparts, Effectiveness, Etc. This
Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.7                Captions. The captions in this Agreement are
inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or any provision hereof.

         SUBPART 4.8                Governing Law. THIS AGREEMENT SHALL BE
DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 4.9                Successors and Assigns. This Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 4.10               Excluded Property. The Borrower and
Consolidated Subsidiaries shall provide the Agent, within thirty (30) days of the Effective Date, a schedule identifying all assets or properties owned by the Borrower or any Consolidated Subsidiaries which constitute Excluded Property (as defined in the Collateral Trust Agreement). Such schedule shall contain either an approximate fair market value of each such item of Excluded Property or of the current book value of each such item. The Borrower and Consolidated Subsidiaries shall, if requested by the Agent or the Required Banks, execute such additional collateral documentation as the Agent or Required Banks may elect for any such scheduled assets or properties owned by the Borrower or Consolidated Subsidiaries the value of which is in excess of $1,000,000. The schedule of Excluded Property and any such additional collateral documentation required hereby shall be in form and content reasonably satisfactory to the Agent and Required Banks.


               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

THE BORROWER:                            WESTPOINT STEVENS INC.,
                                         a Delaware corporation

                                         By: /s/ David C. Meek
                                             -----------------------------------
                                         Name: David C. Meek
                                         Title: Executive Vice President-Finance
                                                 & Chief Financial Officer


THE FOREIGN BORROWERS:                   WESTPOINT STEVENS (UK) LIMITED

                                         By: /s/ David C. Meek
                                             -----------------------------------
                                         Name: David C. Meek
                                         Title: Director



                                         WESTPOINT STEVENS (EUROPE)
                                         LIMITED

                                         By: /s/ David C. Meek
                                             -----------------------------------
                                         Name: David C. Meek
                                         Title: Director



THE BANKS:                               BANK OF AMERICA, N.A.,
                                         individually in its capacity as a
                                         Bank and in its capacity as
                                         Agent


                                         By: /s/ David H. Dinkins
                                             -----------------------------------
                                         Name: David H. Dinkins
                                         Title: Principal




                             [Signatures Continued]

                                         BANK ONE, N.A.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         THE BANK OF NEW YORK

                                         By:  /s/ Ronald R. Reedy
                                              ----------------------------------
                                         Name: Ronald R. Reedy
                                         Title: Vice President


                                         SCOTIABANC INC.

                                         By: /s/ W. E. Zarrett
                                             -----------------------------------
                                         Name: William E. Zarrett
                                         Title: Managing Director


                                         WACHOVIA BANK, N.A.

                                         By: /s/ Stephen R. Philpott
                                             -----------------------------------
                                         Name: Stephen R. Philpott
                                         Title: Senior Vice President


                                         SOCIETE GENERALE

                                         By:/s/ R. Wayne Hutton
                                            ------------------------------------
                                         Name: R. Wayne Hutton
                                         Title: Director Corporate Banking

                                         ABN AMRO BANK, N.V.

                                         By: /s/ Judith M. Bresnen
                                             -----------------------------------
                                         Name: Judith M. Bresnen
                                         Title: Group Vice President

                                         By: /s/ Kenneth E. Kozar
                                             -----------------------------------
                                         Name: Kenneth E. Kozar
                                         Title: Assistant Vice President

                             [signatures continued]

                                    SUNTRUST BANK, ATLANTA

                                    By: /s/ David W. Penter
                                        ----------------------------------------
                                    Name: David W. Penter
                                    Title: Director Senior Relationship Manager



                                    FIRST UNION NATIONAL BANK

                                    By:  /s/ Roger Pelz
                                         ---------------------------------------
                                    Name: Roger Pelz
                                    Title: Senior Vice President


                                    FLEET NATIONAL BANK

                                    By: /s/ Stephen M. Leavenworth
                                         ---------------------------------------
                                    Name: Stephen M. Leavenworth
                                    Title: Vice President


                                    AMSOUTH BANK

                                    By: /s/ E. T. Hutton, II
                                    --------------------------------------------
                                    Name: E. T. Hutton, II
                                    Title: Vice President


                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK B.A.,
                                    "Rabobank Nederland", New York Branch

                                    By: /s/ Juliana Sagonalong
                                         ---------------------------------------
                                    Name: Juliana Sagonalong
                                    Title: Vice President


                                    By: /s/ James S. Cunningham
                                        ----------------------------------------
                                    Name: James S. Cunningham
                                    Title: Managing Director, Chief Risk Officer

                             [signatures continued]

                                    NATIONAL WESTMINSTER BANK
                                     PLC


                                    By:  /s/ Geoffrey Ray
                                         ---------------------------------------
                                    Name: Geoffrey Ray
                                    Title: Senior Corporate Manager


                             [signatures continued]

                              CONSENT TO AGREEMENT

         Each of the undersigned Subsidiary Guarantors, as a party to one or more of the Credit Documents, hereby acknowledges the execution and delivery of the Fifth Amendment Agreement, dated as of March 26, 2001, hereby confirms and agrees that each Credit Document to which it is a party is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder. This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

                                  WESTPOINT STEVENS INC. I
                                  f/k/a West Point-Pepperell Enterprises, Inc.

                                  By:  /s/ Richard Klumpp
                                       -----------------------------------------
                                  Name: Richard F. Klumpp
                                  Title: Vice President & Assistant Treasurer

                                  J. P. STEVENS & CO., INC.

                                  By:  /s/ David C. Meek
                                       -----------------------------------------
                                  Name: David C. Meek
                                  Title: President

                                  J. P. STEVENS ENTERPRISES, INC.

                                  By:  /s/ Richard Klumpp
                                       -----------------------------------------
                                  Name: Richard F. Klumpp
                                  Title: Vice President & Assistant Treasurer


                                  WESTPOINT STEVENS STORES, INC.

                                  By:  /s/ David C. Meek
                                       -----------------------------------------
                                  Name: David C. Meek
                                  Title: Vice President & Treasurer


                                  LIEBHARDT, INC.

                                  By:  /s/ David C. Meek
                                       -----------------------------------------
                                  Name: David C. Meek
                                  Title: President